UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2009

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33253	84-1383888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9801 Highway 79, Building No. 1
Ladson, South Carolina 29456

 (Address of principal executive offices) (Zip Code)

(843) 574-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On May 4, 2009, Force Protection, Inc. (the “Company”) appointed James J. Grazioplene as its Executive Vice President, Total Life Cycle Support, a new position within the Company’s management structure.

In connection with Mr. Grazioplene’s  appointment, the Company and Mr. Grazioplene entered into a Severance Agreement dated as of May 4, 2009 (the “Severance Agreement”).

The Severance Agreement provides that if Mr. Grazioplene’s employment is terminated by reason of a Non-Qualifying Termination (defined below), then Mr. Grazioplene shall be entitled to receive a lump-sum payment equal to his base salary accrued through the date of his termination; any accrued vacation; and any unpaid bonus accrued through the date of termination (except if terminated for cause by the Company).  A “Non-Qualifying Termination” means a termination of Mr. Grazioplene’s employment by the Company for cause, by Mr. Grazioplene for any reason other than good reason during certain periods, death and disability.

The Severance Agreement provides that in the event Mr. Grazioplene’s employment is terminated for reasons other than by reason of a Non-Qualifying Termination, then Mr. Grazioplene shall be entitled to receive a lump-sum cash amount equal to his base salary accrued through the date of termination; any accrued vacation;  the pro-rata portion of his bonus for that calendar year; a lump-sum cash payment equal to the sum of his base salary and the greatest of his target bonus target for the fiscal year and the average of the actual bonuses earned in the preceding two years; the ability to elect the payment of his COBRA premiums by the Company for a period of twelve months; and the acceleration of vesting or lapse of forfeiture for an additional twelve months of any outstanding equity awards, including all stock options, stock appreciation rights, restricted stock awards and restricted stock unit awards then held by Mr. Grazioplene and such awards shall become immediately payable.

In the event that Mr. Grazioplene’s employment is terminated for reasons other than by reason of a Non-Qualifying Termination in connection with a change in control, then Mr. Grazioplene shall be entitled to receive a lump-sum cash amount equal to his base salary accrued through the date of termination; any accrued vacation;  the pro-rata portion of his bonus for that calendar year; a lump-sum cash payment amount equal to one and a half times the sum of Mr. Grazioplene’s annual base salary and the greatest of Mr. Grazioplene’s target bonus for that calendar year, the target bonus for the year in which the termination occurred and the average of the actual bonuses earned in the two preceding fiscal year in which a change of control occurs; the ability to elect the payment of his COBRA premiums by the Company for a period of eighteen  months; the acceleration of vesting or lapse of forfeiture with respect to any outstanding equity awards then held by Mr. Grazioplene and such awards shall become immediately payable.

Mr. Grazioplene agreed to non-compete and non-solicit provisions during the term of his employment and for a twelve month period after the termination of his employment.  Mr. Grazioplene also agreed to keep all confidential information received during the course of his employment confidential.

The foregoing summary of the Severance Agreement is not complete and is qualified in its entirety by reference to the Severance Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

10.1	Severance Agreement dated May 4, 2009 by and between Force Protection, Inc. and James J. Grazioplene.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: May 8, 2009
/s/ Charles Mathis
(Signature)

	Name:	Charles Mathis
	Title:	Chief Financial Officer